EXPLANATORY NOTE

Commonwealth Thoroughbreds LLC has prepared this amendment to Post-Qualification Amendment No. 5 to its Form 1-A (File No. 024-1130) solely for the purposes of filing Exhibit 6.10 and Exhibits 8.1 - 8.5

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (1)

Exhibit 2.2 – Amended and Restated Limited Liability Company Agreement (1)

Exhibit 2.3 – Amendment to the Limited Liability Company Agreement (9)

Exhibit 3.1 – Series Designation for Series A1 (2)

Exhibit 3.2 – Series Designation for Series Country Grammer (3)

Exhibit 3.3 – Series Designation for Series I Got A Gal (7)

Exhibit 3.4 – Series Designation for Series We The People (7)

Exhibit 3.5 – Series Designation for Series Pine Valley (7)

Exhibit 3.6 – Series Designation for Series Kissed By Fire (9)

Exhibit 3.7 – Series Designation for Series Mage (9)

Exhibit 3.8 – Series Designation for Series Tshiebwe (9)

Exhibit 3.9 – Series Designation for Series Constitution Filly (9)

Exhibit 3.10 – Series Designation for Series Medaglia Filly (9)

Exhibit 4.1 – Form of Subscription Agreement (6)

Exhibit 6.1 – Broker Dealer Agreement with Dalmore Group, LLC (3)

Exhibit 6.2 – Form of Management Services Agreement (7)

Exhibit 6.3 – Purchase Option, Bill of Sale and Co-Ownership Agreement for Country Grammer (3)

Exhibit 6.4 – First Amendment to Purchase Option, Bill of Sale and Co-Ownership Agreement for Country Grammer (4)

Exhibit 6.5 – Co-Management Agreement, Country Grammer (5)

Exhibit 6.6 – Country Grammer Agreement of Purchase and Sale among WinStar Farm, LLC, Commonwealth Thoroughbreds LLC, and Zedan Racing Stables Inc. (8)

Exhibit 6.7 – Purchase Option, Bill of Sale and Co-Ownership Agreement, We The People (7)

Exhibit 6.8 – Purchase Co-Ownership Agreement, I Got A Gal (7)

Exhibit 6.9 – Purchase Option, Bill of Sale and Co-Ownership Agreement, Pine Valley (7)

Exhibit 6.10 – Agreement of Purchase, Sale and Co-Ownership for Series Tshiebwe *

Exhibit 6.11 – Agreement of Purchase, Sale and Co-Ownership for Series Mage (9)

Exhibit 6.12 – Agreement of Purchase, Sale and Co-Ownership for Kissed By Fire (9)

Exhibit 6.13 – Purchase Agreement and Bill of Sale for Constitution Filly (Leigh Court “21) (9)

Exhibit 6.14 – Purchase Agreement and Bill of Sale for Medaglia Filly (Spring Party ’21) (9)

Exhibit 6.15 – Co-Management Agreement for Constitution Filly (9)

Exhibit 6.16 – Co-Management Agreement for Medaglia Filly-(9)

Exhibit 6.17 – Convertible Promissory Note and Security Agreement for Series Tshiebwe (9)

Exhibit 6.18 – Convertible Promissory Note and Security Agreement for Series Mage (9)

Exhibit 6.19 – Convertible Promissory Note and Security Agreement for Kissed By Fire (9)

Exhibit 6.20 – Convertible Promissory Note and Security Agreement for Constitution Filly (9)

Exhibit 6.21 – Convertible Promissory Note and Security Agreement for Medaglia Filly (9)

Exhibit 8.1 – Escrow Agreement with North Capital Private Securities Corporation for Series Kissed By Fire *

Exhibit 8.2 – Escrow Agreement with North Capital Private Securities Corporation for Series Mage *

Exhibit 8.3 – Escrow Agreement with North Capital Private Securities Corporation for Series Tshiebwe *

Exhibit 8.4 – Escrow Agreement with North Capital Private Securities Corporation for Series Constitution Filly *

Exhibit 8.5 – Escrow Agreement with North Capital Private Securities Corporation for Medaglia Filly *

Exhibit 11.1 – Consent of Dean Dorton Allen Ford, PLLC (9)

Exhibit 11.2 – Consent of Frost Brown Todd LLC (included in opinion filed as Exhibit 12.1)

Exhibit 12.1 – Opinion of Frost Brown Todd LLC (9)

*	Filed herewith.

(1)	Incorporated herein by reference to Form 1-A dated December 13, 2019.
(2)	Incorporated herein by reference to Amendment No. 1 to Form 1-A dated January 7, 2020.
(3)	Incorporated herein by reference to Post Qualification Amendment No. 2 to Form 1-A dated April 13, 2021.
(4)	Incorporated herein by reference to Post Qualification Amendment No. 2 to Form 1-A dated June 11, 2021.
(5)	Incorporated herein by reference to Post Qualification Amendment No. 2 to Form 1-A dated July 2, 2021.
(6)	Incorporated herein by reference to Post Qualification Amendment No. 2 to Form 1-A dated July 19, 2021.
(7)	Incorporated herein by reference to Post Qualification Amendment No. 3 to Form 1-A dated Sept. 3, 2021.
(8)	Incorporated herein by reference to Form 1-K dated July 22, 2022.
(9)	Incorporated herein by reference to Post Qualification Amendment No. 5 to Form 1-A dated October 11, 2021.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this post-qualification amendment to Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Kentucky, on October 24, 2022

COMMONWEALTH THOROUGHBREDS LLC

By: Commonwealth Markets Inc., its Manager

/s/ Brian Doxtator
Name: Brian Doxtator
Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Doxtator	Chief Executive Officer (Principal	October 24, 2022
Name: Brian Doxtator	Executive Officer) and Chief
Financial Officer (Principal
Financial Officer)

/s/ Chase Chamberlin	Chief Marketing Officer and Head	October 24, 2022
Name: Chase Chamberlin	of Equine Operations

Commonwealth Markets Inc.	Manager	October 24, 2022
/s/ Brian Doxtator
Name: Brian Doxtator
Title: Chief Executive Officer